UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2026

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	26-3959348

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pointe Drive, Suite 205 Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders

At the Annual Meeting held on May 14, 2026, the Company’s voting equity owners approved the election of Conor Delaney to serve on the Company’s Board of Managers for a three-year term, ending in 2029.  Mr. Delaney will also serve on the Board of Managers of the Company’s wholly-owned subsidiary, Ministry Partners Securities LLC.

Mr. Delaney is the founder of Good Life Companies and Good Life Advisors, LLC, a registered investment advisory firm.  Good Life Companies assists independent advisors in building their advisory practices by providing a platform for investment products. It also delivers administrative and client services and compliance support for the independent advisors it serves.

Item 8.01Other Events

On May 14, 2026, the Company’s Board of Managers granted its consent permitting HIS Kingdom Holdings LLC, a Wyoming limited liability company (“Holdings”), to purchase 11,905 units of the Company’s Class A Common Units and 11,905 of the Company’s Series A Preferred Units held by Navy Federal Credit Union.  Navy Federal owns an economic interest in these units and has agreed to sell its interest to Holdings. Navy Federal and Holdings have entered into a letter of intent to transfer ownership of this interest with an anticipated closing date to occur on or before June 30, 2026.

Mr. Timothy Newell, a member of the Company’s Board of Managers, serves as a manager of Holdings.  The sale and purchase of the Class A Common and Series A Preferred Units by Holdings from Navy Federal, if closed, will be consummated pursuant to a privately negotiated transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 27, 2026	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Darren M. Thompson
Darren M. Thompson
Chief Executive Officer and President